EXHIBIT 8


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                          CARTER LEDYARD & MILBURN LLP
                                COUNSELORS AT LAW

                                  2 WALL STREET
                             NEW YORK, NY 10005-2072

                               TEL (212) 732-3200
                               FAX (212) 732-3232



                                            February 25, 2005

Orient-Express Hotels Ltd.
22 Victoria Street
Hamilton HM 12
Bermuda

                  Re:   Form S-3 Registration Statement
                        -------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Orient-Express Hotels Ltd., a Bermuda company (the "Company"), in connection with the proposed offer and sale of up to 8,050,000 shares (the "Shares") of its class A common shares in an underwritten public offering. Such offering is the subject of a Registration Statement on Form S-3 being filed by the Company (the "Registration Statement").

         We have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company, and such other documents, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Company.

         Based on and subject to the foregoing, we advise you that to the extent it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the material under the caption "Material Tax Considerations -- Material United States Federal Income Tax Considerations" in the prospectus constituting Part I of the Registration Statement expresses our opinion as to the material United States federal income tax consequences that generally will apply to purchasers of Shares under currently applicable law.



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         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the captions "Material Tax Considerations -- Material United States Federal Income Tax Considerations" and "Legal Matters". In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

                                            Very truly yours,

                                            /s/Carter Ledyard & Milburn LLP

HBJ,Jr.:tbm

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